Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Karen Chin
609-720-4398

TYCO INTERNATIONAL REPORTS THIRD QUARTER EARNINGS FROM
CONTINUING OPERATIONS OF $0.55 PER SHARE BEFORE SPECIAL ITEMS; IMPACT OF SPECIAL ITEMS RESULTS IN LOSS FROM CONTINUING OPERATIONS OF $6.13 PER SHARE

($ millions, except per-share amounts)

	June 29, 2007	June 30, 2006	% Change
Revenue	$5,085	$4,715	8%
Income from Continuing Operations	$(3,035)	$170	NA
Diluted EPS from Continuing Operations	$(6.13)	$0.33	NA
Special Items	$(3,312)	$(82)
Income from Continuing Ops Before Special Items	$277	$252	10%
Diluted EPS from Continuing Ops Before Special Items	$0.55	$0.49	12%

•                  Results Impacted by Charges of $3.3 Billion for Special Items, Primarily from the Previously Disclosed Settlement of Legacy Securities Class Action Litigation

•                  Spin-offs of Healthcare and Electronics Businesses Completed on June 29, 2007

PEMBROKE, Bermuda — August 7, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported a loss of $6.13 in diluted GAAP EPS from continuing operations and diluted earnings per share (EPS) from continuing operations of $0.55 before special items for the fiscal third quarter of 2007. Revenue in the quarter increased 8% versus the prior year to $5.1 billion, with organic revenue growth of 5%.

Third quarter income from continuing operations was negatively impacted by previously disclosed special items which totaled $3.3 billion after tax or $6.68 per share as follows:

	$ in Millions	$ Per share
Settlement of Securities Class Action	$2,884	$5.83
Separation Costs	$343	$0.69
Goodwill Impairment	$46	$0.09
Restructuring	$37	$0.07
Divestitures	$2	$0.00
TOTAL	$3,312	$6.68

On June 29, 2007, Tyco International completed the spin-off of its healthcare and electronics businesses and the operating results of these businesses have been reclassified as a single line item, net of tax, in discontinued operations for the third quarter of 2007 and all prior periods.

In conjunction with the spin-off, Tyco International executed a four-for-one reverse share split under which each Tyco share was converted into one-fourth of a share. As a result, share and per share data have been adjusted to reflect the reverse share split for the third quarter and all previous periods.

Tyco Chairman and Chief Executive Officer Ed Breen said, “We achieved a significant milestone during the third quarter by completing the spin-off of our healthcare and electronics businesses. We also reached an important agreement to resolve the majority of our legacy securities class action litigation. Operationally, Tyco International’s performance came in at the high end of our estimates as we had solid growth in revenue and operating income before special items driven by improvements across most of our businesses.”

Organic revenue growth, free cash flow, operating income before special items, operating margin before special items, net income from continuing operations before special items and EPS from continuing operations before special items are all non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

In connection with the spin-offs of the healthcare and electronics businesses, Tyco International has realigned its businesses into the following segments: ADT Worldwide; Fire Protection Services; Flow Control; Safety Products and Electrical and Metal Products. The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the quarter ended June 30, 2006 unless otherwise indicated.

ADT Worldwide

	June 29, 2007	June 30, 2006	$ Change	% Change
Revenue	$1,909	$1,806	$103	6%
Operating Income	$205	$242	$(37)	(15%)
Operating Margin	10.7%	13.4%
Special Items	$(57)	—
Operating Income Before Special Items	$262	$242	$20	8%
Operating Margin Before Special Items	13.7%	13.4%

ADT Worldwide designs, sells, installs, services and monitors electronic security systems to residential, commercial, industrial and governmental customers. Revenue in this segment increased 6% in the third quarter with organic revenue growth of 4%. Geographically, North America and the Europe, Middle East, and Africa (EMEA) region both had organic growth of 3% while Asia had growth of 16%.

Operating income was $205 million and the operating margin was 10.7%. Before special items, operating income increased 8% to $262 million. The operating margin before special items improved to 13.7%. This reflected the benefit of improved attrition rates partially offset by lower recurring revenue in Continental Europe and modest increases in sales and marketing expenses. Special items in the quarter included $11 million of restructuring costs, primarily in Europe and a $46 million goodwill impairment.

Fire Protection Services

	June 29, 2007	June 30, 2006	$ Change	% Change
Revenue	$882	$826	$56	7%
Operating Income	$57	$61	$(4)	(7%)
Operating Margin	6.5%	7.4%
Special Items	$(13)	$(1)
Operating Income Before Special Items	$70	$62	$8	13%
Operating Margin Before Special Items	7.9%	7.5%

Fire Protection Services designs, sells, installs and services fire detection and fire suppression systems to commercial, industrial and governmental customers. Revenue in this segment increased 7% in the quarter to $882 million with organic revenue growth of 4%.

Operating income was $57 million and the operating margin was 6.5%. Before special items, operating income increased 13% to $70 million. The operating margin before special items of 7.9% improved due to the benefit of higher revenue in North America, Asia and Australia partially offset by weaker performance in Europe. Special items of $13 million in the quarter consisted primarily of restructuring charges in Europe.

Flow Control

	June 29, 2007	June 30, 2006	$ Change	% Change
Revenue	$982	$806	$176	22%
Operating Income	$124	$87	$37	43%
Operating Margin	12.6%	10.8%
Special Items	$(2)	—
Operating Income Before Special Items	$126	$87	$39	45%
Operating Margin Before Special Items	12.8%	10.8%

Flow Control designs, manufactures, sells and services valves, pipes, fittings, valve automation and heat tracing products for the water and wastewater markets, the energy markets and other process industries. Revenue in this segment increased 22% in the quarter with organic revenue growth of 16% driven by strong double digit growth across all regions.

Operating income was $124 million and the operating margin was 12.6%. Before special items, operating income increased 45% versus the prior year to $126 million and the operating margin before special items improved 200 basis points due to higher revenue and improved operating efficiency.

Safety Products

	June 29, 2007	June 30, 2006	$ Change	% Change
Revenue	$452	$432	$20	5%
Operating Income	$73	$(20)	$93	N/A
Operating Margin	16.2%	(4.6%)
Special Items	$(8)	$(100)
Operating Income Before Special Items	$81	$80	$1	1%
Operating Margin Before Special Items	17.9%	18.5%

Safety Products designs, manufactures and sells fire protection, security and life safety products including fire suppression products, breathing apparatus, intrusion security, access control and video management systems. Revenue in this segment increased 5% in the quarter with organic revenue growth of 2%. Strong revenue growth in fire suppression and electronic security was partially offset by lower revenue in the life safety business.

Operating income was $73 million and the operating margin was 16.2%. Before special items, operating income of $81 million was essentially flat versus prior year. The benefit from volume increases in fire suppression and electronic security was offset by a decrease in sales in the life safety business. Special items in the quarter included restructuring and impairment charges of $8 million. Special items in the prior year quarter included a $100 million charge for the estimated cost of a voluntary replacement program for certain fire sprinkler heads.

Electrical and Metal Products

	June 29, 2007	June 30, 2006	$ Change	% Change
Revenue	$519	$526	$(7)	(1%)
Operating Income	$47	$84	$(37)	(44%)
Operating Margin	9.1%	16.0%
Special Items	—	—
Operating Income Before Special Items	$47	$84	$(37)	(44%)
Operating Margin Before Special Items	9.1%	16.0%

Electrical and Metal Products designs, manufactures and sells steel tubing and pipe products, pre-wired armored cable and flexible conduit products for commercial construction. Revenue in this segment decreased 1% in the quarter primarily due to lower volumes and prices in core steel products.

Operating income decreased 44% to $47 million primarily due to lower steel and copper spreads. On a quarter sequential basis, operating income improved by $21 million, as expected.

OTHER ITEMS

•                  Revenue in Corporate and Other, consisting primarily of Infrastructure Services, was $341 million in the quarter compared to $319 million in 2006. Operating income for these businesses was $24 million compared to $19 million in the third quarter of 2006. Beginning in the fourth quarter, Infrastructure Services will be reported as a discontinued operation as Tyco explores exiting this business.

•                  Corporate expense was $3.1 billion in the quarter. Special items in the quarter consisted primarily of the settlement of the securities class action litigation. Before special items, corporate expense totaled $161 million compared to $183 million in the third quarter of 2006.

•                  Cash from operating activities was $125 million in the quarter. The Company had negative free cash flow of $137 million and this included $340 million in payments for legacy tax items, separation and restructuring.

•                  Charges related to Tyco’s previously announced restructuring program totaled $45 million in the third quarter and $158 million year to date.

OUTLOOK

For the fourth quarter of 2007, Tyco expects to achieve revenue growth of 6 to 7% (organic revenue growth of approximately 4%) and an operating margin before special items of 9.0 to 9.5%.  The revenue and operating margin outlook excludes Infrastructure Services that will be reported as a discontinued operation in the fourth quarter. Please see the disclosures at the end of this press release for additional information.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco completed the spin-off of its healthcare and electronics businesses on June 29, 2007 and today has annual revenues of more than $18 billion and 115,000 employees. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in three ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 288-8960.  The telephone dial-in number for participants outside the United States is (612) 288-0337.

•                  An audio replay of the conference call will be available beginning at 12:00 p.m. on August 7, 2007 and ending at 11:59 p.m. on August 15, 2007. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 880300.

NON-GAAP MEASURES

“Organic revenue growth,” “free cash flow” (FCF), “operating income before special items”, “net income before special items”, “earnings per share (EPS) from continuing operations”  and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  acquisition of customer accounts (ADT dealer program),

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented and forecast its operating income, net income, EPS and operating margin before special items.  Special Items include charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Tyco Healthcare into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable.  The company utilizes operating income, net income, EPS and operating margin before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions.  They are also significant components in the company’s incentive compensation plans. Operating income, net income, EPS and operating margin before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods.  Net income and EPS before special items do not reflect any additional adjustments that are not reflected in operating income before special items.  The difference between operating income and operating margin before special items and operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Tyco Healthcare into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income, net income, EPS and operating margin. This limitation is best addressed by using operating income and operating margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company presents its operating income, net income, EPS and operating margin forecast before special items to give investors a perspective on the underlying business results.  Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company’s financial statements, it does not present forecasts that include the impact of those items.  See the accompanying tables to this press release for the reconciliation presenting the components of operating income before special items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K/A for the fiscal year ended Sept. 29, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2007.

# # #

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
				(Restated)
Net revenue	$5,085	$4,715	$14,650	$13,661
Cost of sales	3,410	3,229	9,856	9,205
Selling, general and administrative expenses	1,236	1,188	3,695	3,525
Class action settlement, net	2,875	—	2,875	—
Separation costs	28	19	85	32
Goodwill impairment	46	—	46	—
Restructuring and asset impairment charges, net	47	7	159	14
Losses on divestitures	3	1	12	2
Operating (loss) income	(2,560)	271	(2,078)	883
Interest income	32	9	64	37
Interest expense	(80)	(65)	(211)	(214)
Other expense, net	(259)	—	(257)	—
(Loss) income from continuing operations before income taxes and minority interest	(2,867)	215	(2,482)	706
Income taxes	(166)	(45)	(212)	(167)
Minority interest	(2)	—	(3)	—
(Loss) income from continuing operations	(3,035)	170	(2,697)	539
(Loss) income from discontinued operations, net of income taxes	(516)	698	774	1,817
(Loss) income before cumulative effect of accounting change	(3,551)	868	(1,923)	2,356
Cumulative effect of accounting change, net of income taxes	—	—	—	(14)
Net (loss) income	$(3,551)	$868	$(1,923)	$2,342

Basic earnings per common share:
(Loss) income from continuing operations	$(6.13)	$0.34	$(5.45)	$1.07
(Loss) income from discontinued operations	(1.05)	1.38	1.56	3.61
Cumulative effect of accounting change	—	—	—	(0.03)
Net (loss) income	$(7.18)	$1.72	$(3.89)	$4.65
Diluted earnings per common share:
(Loss) income from continuing operations	$(6.13)	$0.33	$(5.45)	$1.05
(Loss) income from discontinued operations	(1.05)	1.35	1.56	3.50
Cumulative effect of accounting change	—	—	—	(0.03)
Net (loss) income	$(7.18)	$1.68	$(3.89)	$4.52

Weighted-average number of shares outstanding:
Basic	495	506	495	504
Diluted	495	518	495	524

Income Reconciliation for Diluted EPS:
(Loss) income from continuing operations	$(3,035)	$170	$(2,697)	$539
Add back of interest expense for convertible debt	—	2	—	11
(Loss) income from continuing operations, giving effect to dilutive adjustments	(3,035)	172	(2,697)	550
(Loss) income from discontinued operations	(516)	698	774	1,817
Add back of interest expense for convertible debt	—	2	—	15
Cumulative effect of accounting change	—	—	—	(14)
Net (loss) income, giving effect to dilutive adjustments	$(3,551)	$872	$(1,923)	$2,368

NOTE:            These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 29, 2006, Quarterly Report on Form 10-Q/A for the quarterly period ended December 29, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2007.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarter Ended				Nine Months Ended
	June 29,		June 30,		June 29,		June 30,
	2007		2006		2007		2006
NET REVENUE
ADT Worldwide	$1,909		$1,806		$5,659		$5,333
Fire Protection Services	882		826		2,562		2,386
Flow Control	982		806		2,695		2,264
Safety Products	452		432		1,308		1,242
Electrical and Metal Products	519		526		1,441		1,428
Corporate and Other(1)	341		319		985		1,008
Total Net Revenue	$5,085		$4,715		$14,650		$13,661

OPERATING (LOSS) INCOME AND MARGIN
ADT Worldwide	$205	10.7%	$242	13.4%	$601	10.6%	$658	12.3%
Fire Protection Services	57	6.5%	61	7.4%	171	6.7%	145	6.1%
Flow Control	124	12.6%	87	10.8%	334	12.4%	245	10.8%
Safety Products	73	16.2%	(20)	-4.6%	217	16.6%	122	9.8%
Electrical and Metal Products	47	9.1%	84	16.0%	114	7.9%	237	16.6%
Corporate and Other(2)	(3,066)	N/M	(183)	N/M	(3,515)	N/M	(524)	N/M
Operating (Loss) Income and Margin	$(2,560)	-50.3%	$271	5.7%	$(2,078)	-14.2%	$883	6.5%

(1) Revenue related primarily to Infrastructure Services

(2) Includes operating income of $24 million and $19 million for the quarter ended June 29, 2007 and June 30, 2006, respectively, primarily related to Infrastructure Services.  Includes operating income of $68 million and $63 million for the nine months ended June 29, 2007 and June 30, 2006, respectively, primarily related to Infrastructure Services.

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 29,	March 30,	September 29,
	2007	2007	2006
Current Assets:
Cash and cash equivalents	$1,310	$3,196	$2,193
Accounts receivable, net	3,320	3,159	2,983
Inventories	1,927	1,928	1,627
Class action settlement escrow	2,972	—	—
Other current assets	1,836	1,727	1,836
Assets of discontinued operations	—	33,825	33,493
Total current assets	11,365	43,835	42,132

Property, plant and equipment, net	3,531	3,491	3,549
Goodwill	11,502	11,452	11,293
Intangible assets, net	2,668	2,659	2,730
Other assets	3,095	3,034	3,307
Total Assets	$32,161	$64,471	$63,011

Current Liabilities:
Short-term debt and current maturities of long-term debt	$384	$1,708	$773
Accounts payable	1,635	1,652	1,666
Class action settlement liability	2,972	—	—
Accrued and other current liabilities	3,588	3,691	3,664
Liabilities of discontinued operations	—	7,402	7,643
Total current liabilities	8,579	14,453	13,746

Long-term debt	4,101	8,260	8,877
Other liabilities	4,107	4,862	4,947
Total Liabilities	16,787	27,575	27,570

Minority interest	37	35	54

Shareholders’ equity	15,337	36,861	35,387

Total Liabilities and Shareholders’ Equity	$32,161	$64,471	$63,011

NOTE:            These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 29, 2006, Quarterly Report on Form 10-Q/A for the quarterly period ended December 29, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2007.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
				(Restated)
Cash Flows from Operating Activities:
Net (loss) income	$(3,551)	$868	$(1,923)	$2,342
Loss (income) from discontinued operations	516	(698)	(774)	(1,817)
Cumulative effect of accounting change	—	—	—	14

(Loss) income from continuing operations	(3,035)	170	(2,697)	539
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	280	298	879	897
Non-cash compensation expense	40	35	124	116
Deferred income taxes	56	(16)	(33)	(92)
Provision for losses on accounts receivable and inventory	21	12	63	34
Loss on the retirement of debt	259	—	259	1
Goodwill impairment	46	—	46	—
Non-cash restructuring, asset impairment and divestiture charges, net	10	1	29	5
Other non-cash items	28	4	18	11
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(138)	(37)	(264)	(118)
Inventories	13	(74)	(271)	(168)
Accounts payable	(41)	42	(88)	(16)
Accrued and other liabilities	(130)	166	(178)	(205)
Income taxes, net	(251)	24	(278)	9
Class action settlement liability	2,972	—	2,972	—
Other	(5)	42	278	(13)
Net cash provided by operating activities	125	667	859	1,000
Net cash provided by discontinued operating activities	769	843	2,442	2,162

Cash Flows from Investing Activities:
Capital expenditures	(174)	(141)	(480)	(403)
Proceeds from disposal of assets	2	8	15	16
Acquisition of businesses, net of cash acquired	(10)	(2)	(26)	(2)
Acquisition of customer accounts (ADT dealer program)	(97)	(97)	(273)	(266)
Purchase accounting and holdback liabilities	(1)	(2)	(5)	(6)
Divestiture of businesses, net of cash retained	9	(22)	85	871
Liquidation of rabbi trust investments	—	—	271	—
(Increase) decrease in investments	(3)	(13)	13	56
Decrease in restricted cash	—	15	6	20
Class action settlement escrow	(2,960)	—	(2,960)	—
Other	—	2	23	5
Net cash (used in) provided by investing activities	(3,234)	(252)	(3,331)	291
Net cash used in discontinued investing activities	(294)	(288)	(868)	(890)

Cash Flows from Financing Activities:
Net repayments of debt	(6,118)	(10)	(5,925)	(1,079)
Proceeds from exercise of share options	176	75	388	204
Dividends paid	(396)	(203)	(791)	(605)
Repurchase of common shares by subsidiary	—	(1,107)	(668)	(1,918)
Transfers from discontinued operations	7,535	480	8,525	887
Other	8	1	21	(7)
Net cash provided by (used in) financing activities	1,205	(764)	1,550	(2,518)
Net cash provided by (used in) discontinued financing activities	92	(490)	(892)	(1,142)

Effect of currency translation on cash	18	8	39	10
Effect of currency translation on cash of discontinued operations	14	3	33	7
Net decrease in cash and cash equivalents	(1,305)	(273)	(168)	(1,080)
Less: net increase in cash related to discontinued operations	(581)	(68)	(715)	(137)
Cash and cash equivalents at beginning of period	3,196	1,903	2,193	2,779

Cash and cash equivalents at end of period	$1,310	$1,562	$1,310	$1,562

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$125	$667	$859	$1,000
Decrease in sale of accounts receivable	3	1	6	7
Capital expenditures, net	(172)	(133)	(465)	(387)
Acquisition of customer accounts (ADT dealer program)	(97)	(97)	(273)	(266)
Purchase accounting and holdback liabilities	(1)	(2)	(5)	(6)
Voluntary pension contributions	5	—	23	—
Free Cash Flow	$(137)	$436	$145	$348

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE GROWTH RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended June 29, 2007
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue Growth		Net Revenue for the Quarter Ended June 30, 2006
ADT Worldwide	$1,909	5.7%	$50	2.8%	$(10)	-0.6%	$(10)	-0.6%	$73	4.1%	$1,806
Fire Protection Services	882	6.8%	25	3.0%	(2)	-0.3%	—	0.0%	33	4.1%	826
Flow Control	982	21.8%	54	6.7%	(4)	-0.5%	—	0.0%	126	15.6%	806
Safety Products	452	4.6%	11	2.5%	1	0.4%	—	0.0%	8	1.7%	432
Electrical and Metal Products	519	-1.3%	6	1.1%	—	0.1%	—	0.0%	(13)	-2.5%	526
Corporate and Other	341	6.9%	10	3.1%	(3)	-0.9%	—	0.0%	15	4.7%	319
Total Net Revenue	$5,085	7.8%	$156	3.3%	$(18)	-0.5%	$(10)	-0.2%	$242	5.2%	$4,715

	Nine Months Ended June 29, 2007
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue Growth		Net Revenue for the Nine Months Ended June 30, 2006
ADT Worldwide	$5,659	6.1%	$150	2.8%	$(6)	-0.1%	$(10)	-0.2%	$192	3.6%	$5,333
Fire Protection Services	2,562	7.4%	67	2.8%	(25)	-1.1%	—	0.0%	134	5.7%	2,386
Flow Control	2,695	19.0%	133	5.9%	(4)	-0.3%	—	0.0%	302	13.4%	2,264
Safety Products	1,308	5.3%	33	2.7%	2	0.1%	—	0.0%	31	2.5%	1,242
Electrical and Metal Products	1,441	0.9%	12	0.8%	2	0.2%	—	0.0%	(1)	-0.1%	1,428
Corporate and Other	985	-2.3%	26	2.6%	(3)	-0.3%	—	0.0%	(46)	-4.6%	1,008
Total Net Revenue	$14,650	7.2%	$421	3.1%	$(34)	-0.3%	$(10)	-0.1%	$612	4.5%	$13,661

NOTE:   Organic revenue growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended June 29, 2007	Nine Months Ended June 29, 2007

Total debt at beginning of period	$9,968	$9,650
Net debt repayments	(6,119)	(5,926)
Currency translation	17	119
Other	619	642
Total debt at end of period	$4,485	$4,485

TYCO INTERNATIONAL LTD.

EARNINGS PER SHARE SUMMARY

(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30, 2006	June 29, 2007	June 29, 2007

Diluted EPS from Continuing Operations	$0.33	($6.13)	($5.45)

Class action settlement, net		5.83	5.83

Separation costs	0.04	0.69	0.85

Losses on divestitures	0.00	0.00	0.02

Restructuring and asset impairment charges, net		0.07	0.23

Voluntary Replacement Program	0.12

Goodwill impairment		0.09	0.09

Tax items			(0.12)

Diluted EPS from Continuing Operations Before Special Items	$0.49	$0.55	$1.45

TYCO INTERNATIONAL LTD.
For the Quarter Ended June 29, 2007
(in millions, except per share data)

												Income	Diluted EPS
		Fire			Electrical			Interest				from	from
	ADT	Protection	Flow	Safety	& Metal	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Services	Control	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations
Operating Income	$205	$57	$124	$73	$47	$(3,066)	$(2,560)	$(48)	$(259)	$(166)	$(2)	$(3,035)	$(6.13)

Restructuring charges in cost of sales		1	1				2					2	0.00

Class action settlement, net						2,884	2,884					2,884	5.83

Separation costs						28	28		259	56		343	0.69

Losses on divestitures		1				2	3			(1)		2	0.00

Restructuring and asset impairment charges, net	11	11	1	8		16	47			(12)		35	0.07

Goodwill impairment	46						46					46	0.09

Operating Income Before Special Items	$262	$70	$126	$81	$47	($136)	$450	($48)	$0	($123)	($2)	$277	$0.55

									Diluted Shares Outstanding				495
									Diluted Shares Outstanding - Before Charges				499